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                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT




NAME                                                    JURISDICTION


Zimmer, Inc.                                            Delaware
Zimmer of Canada Limited                                Canada
Zimmer Caribe, Inc.                                     Delaware
Zimmer N.V.                                             Belgium
Zimmer S.A.S.                                           France
Zimmer Chirurgie G.m.b.H.                               Germany
Zimmer S.r.L.                                           Italy
Zimmer B.V.                                             The Netherlands
Zimmer S.A.                                             Spain
Zimmer Limited                                          U.K.
Zimmer Pty., Ltd.                                       Australia
Zimmer K.K.                                             Japan
Zimmer Pte, Ltd.                                        Singapore
Zimmer Taiwan Co., Ltd.                                 Taiwan
Zimmer Korea Co. Ltd                                    Korea
Zimmer (Shanghai) Medical International                 China
Zimmer CIS Ltd. (Russia)                                Russia
Zimmer New Zealand Limited                              New Zealand